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                                                                EXHIBIT 10.18.1

                           NORCAL WASTE SYSTEMS, INC.
                              AMENDED AND RESTATED
                             1990 STOCK OPTION PLAN

                                Amendment No. 1

        WHEREAS, Norcal Waste Systems, Inc. (the "Company") maintains the Norcal Waste Systems, Inc. 1990 Stock Option Plan (the "Plan") on behalf of certain officers, employees, directors and independent contractors of the Company and its Affiliates; and

        WHEREAS, it is desirable to amend the Plan to provide for domestic partner benefits;

        NOW, THEREFORE, the Plan is hereby amended, effective as of June 1, 1997, by adding the following subsection (c) at the end of Section 2 thereof:

        (c) Domestic Partners. The Board or the Committee shall administer the Plan so as to treat an Optionee's "Domestic Partner" as his spouse for all purposes under the Plan. "Domestic Partner" shall mean any person who has registered a domestic partnership with a governmental body pursuant to state or local law authorizing such registration. The Board or the Committee may require evidence of such


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registration as a condition of recognizing such "Domestic Partner" status.

                To record the adoption of this Amendment No. 1 to the amended and restated Plan, the Company and the Board or the Committee have caused the Company to execute it on this 26th day of June, 1997.


NORCAL WASTE SYSTEMS, INC.



By /s/ Michael J. Sangiacomo
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   Michael J. Sangiacomo
   President


By /s/ Roxanne Frye
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   Roxanne  Frye
   Secretary
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